POWER OF ATTORNEY


       I appoint each of Nicholas R. Thompson, Jr., and Michelle A. Friel, signing singly, my attorney-in-fact to:

(1) prepare, execute in my name and on my behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling me to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2) execute for and on my behalf in my capacity as an officer and/or director of TopBuild Corp., Forms 3, 4, and 5 as required by Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms that I may be required to file in connection with my ownership, acquisition, or disposition of securities of TopBuild Corp.;

(3) do and perform any and all acts for and on my behalf which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file such form or report with the SEC and any stock exchange or similar authority;

(4) execute and file for and on my behalf in my capacity as an officer and/or director of TopBuild Corp., Form 144 with the SEC and any stock exchange, relating to my proposed sale of securities of TopBuild Corp. as required pursuant to Rule 144 of the Securities Act of 1933; and

(5) do anything in connection with the foregoing which such attorney-in-fact may deem legally required by me or in my best interest.

       I grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I could do if personally present, with full power of substitution, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

       I acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is TopBuild Corp. assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and with Rule 144 of the Securities Act of 1933.

       This Power of Attorney supersedes any Power of Attorney executed by me, which is hereby revoked. This Power of Attorney shall remain in effect until I am no longer required to file Forms 3, 4, 5, and 144 with respect to my holdings of and transactions in securities issued by TopBuild Corp., unless earlier revoked in writing by me.

       This Power of Attorney is executed on June 8, 2015.


                                      /s/ John S. Peterson